CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
DataMark Holding, Inc.


        We have issued our report dated October 5, 1995 on the consolidated financial statements of DataMark Holding, Inc. and Subsidiaries. We consent to the use of our report in the Registration Statement of DataMark Holding, Inc. on Form S-1/A. We also consent to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Registration Statement.



                            HANSEN, BARNETT & MAXWELL



Salt Lake City, Utah
   December 9, 1996